Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 64th Consecutive Quarter of Net Income – Earns $.20 Per Share

FIRST QUARTER HIGHLIGHTS

•                  Diluted earnings per common share of 20 cents

•                  Net income of $29.7 million

•                  Net interest margin of 4.06 percent

•                  Average deposits increased $257.3 million, or 2.2 percent, from the fourth quarter of 2010

•                  Over 60-day delinquency rate decreased 10 bps from December 31, 2010

•                  Total non-performing assets decreased $25.1 million, or 5.2 percent, from December 31, 2010

•                  Completed a $230 million common stock public offering

•                  Announced quarterly cash dividend of 5 cents per common share, payable May 31, 2011

Earnings Summary	Table 1
($ in thousands, except per-share data)				Percent Change
	1Q 2011	4Q 2010	1Q 2010	1Q11 vs 4Q10	1Q11 vs 1Q10
Net income	$29,686	$30,725	$33,921	(3.4) %	(12.5) %
Diluted earnings per common share	.20	.22	.26	(9.1)	(23.1)

Financial Ratios(1)
Return on average assets	.66%	.68%	.76%
Return on average common equity	7.84	8.25	10.68
Net interest margin	4.06	4.05	4.21
Net charge-offs as a percentage of average loans and leases	1.51	1.75	1.22

(1) Annualized.

-more-

WAYZATA, MN, April 21, 2011 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per common share of 20 cents for the first quarter of 2011, compared with 26 cents in the first quarter of 2010.  Net income for the first quarter of 2011 was $29.7 million, compared with $33.9 million in the first quarter of 2010.

TCF declared a quarterly cash dividend of five cents per common share payable on May 31, 2011 to stockholders of record at the close of business on April 29, 2011.

Chairman’s Statement

“TCF’s 64th consecutive quarter of profitability was highlighted by significant credit quality improvements including decreases in non-performing assets, net charge-offs and delinquencies. In fact, delinquencies, a leading indicator, have fallen to levels not seen in the last couple of years,” said William A. Cooper, TCF Chairman and Chief Executive Officer.  “In addition to these positive signs on the credit quality front, we are also pleased with the support shown by members of Congress, bank regulators, banks and other non-financial organizations and consumer advocacy groups in favor of the bipartisan bills introduced by the Senate and House of Representatives to delay and study the impact of the Durbin Amendment.  The outcome of the debit card interchange issue is uncertain but we remain optimistic that a favorable outcome can be achieved.”

-more-

Total Revenue	Table 2
				Percent Change
($ in thousands)	1Q 2011	4Q 2010	1Q 2010	1Q11 vs 4Q10		1Q11 vs 1Q10
Net interest income	$174,040	$174,286	$174,662	(.1	) %	(.4	) %
Fees and other revenue:
Fees and service charges	53,513	61,480	66,172	(13.0)		(19.1)
Card revenue	26,584	27,625	27,072	(3.8)		(1.8)
ATM revenue	6,705	6,985	7,022	(4.0)		(4.5)
Total banking fees	86,802	96,090	100,266	(9.7)		(13.4)
Leasing and equipment finance	26,750	23,402	20,352	14.3		31.4
Other	694	817	2,455	(15.1)		(71.7)
Total fees and other revenue	114,246	120,309	123,073	(5.0)		(7.2)
Subtotal	288,286	294,595	297,735	(2.1)		(3.2)
Gains (losses) on securities, net	-	21,185	(430)	(100.0)		100.0
Total revenue	$288,286	$315,780	$297,305	(8.7)		(3.0)

Net interest margin(1)	4.06%	4.05%	4.21%
Fees and other revenue as a % of total revenue	39.63	38.10	41.40

(1) Annualized.

Net Interest Income

•                  The slight decrease in net interest income from the first quarter of 2010 was primarily due to repositioning the mix of higher yielding fixed-rate consumer real estate loans to lower yielding variable-rate consumer real estate loans. This was partially offset by growth in the higher-yielding inventory finance portfolio and lower average cost of savings deposits and long-term borrowings.

•                  Net interest margin in the first quarter of 2011 was 4.06 percent, compared with 4.21 percent in the first quarter of 2010 and 4.05 percent in the fourth quarter of 2010. The decrease in net interest margin from the first quarter of 2010 was primarily due to increased asset liquidity and lower yielding loans and leases as a result of the lower interest rate environment and the mix of fixed- and variable- rate consumer loans, partially offset by lower average cost of deposits and long-term borrowings.

•                  During the first quarter of 2011, TCF increased its asset liquidity, including interest-bearing deposits held at the Federal Reserve and unencumbered securities, to $836 million, an increase of $413 million from the first quarter of 2010 and an increase of $329 million from the fourth quarter of 2010.

•                  TCF has been repositioning its balance sheet for an eventual increase in interest rates. While this has negatively impacted the net interest margin rate in the short term, TCF’s balance sheet was in an asset sensitive position, based on TCF’s interest rate gap assumptions, of 5.4 percent of total assets as of March 31, 2011, up from an asset sensitive position of 2.8 percent of total assets as of December 31, 2010.

-more-

Non-interest Income

•                  Banking fees and service charges in the first quarter of 2011 were $53.5 million, down $12.7 million, or 19.1 percent, from the first quarter of 2010 and down $8 million, or 13 percent, from the fourth quarter of 2010.  The decrease in banking fees and services charges from the first quarter of 2010 was primarily due to decreased activity-based fee revenue as a result of a change in overdraft fee regulations in the third quarter of 2010 and a decrease in the number of checking accounts, partially offset by monthly service fee income as TCF began new monthly account fees in March 2010. The decrease in banking fees and service charges from the fourth quarter of 2010 was primarily due to customers maintaining higher average deposit balances, lower seasonal activity and lower monthly maintenance fees as more customers qualified for fee waivers.

•                  Card revenues were $26.6 million in the first quarter of 2011, down $488 thousand, or 1.8 percent, from the first quarter of 2010 and down $1 million, or 3.8 percent, from the fourth quarter of 2010. The decrease in card revenue from the first quarter of 2010 was primarily attributable to a decrease in volume, partially offset by an increase in average spending per account.  The decrease in card revenue from the fourth quarter of 2010 was primarily due to seasonal decreases in sales volume.

•                  Leasing and equipment revenues were $26.8 million in the first quarter of 2011, up $6.4 million, or 31.4 percent, from the first quarter of 2010 and up $3.3 million, or 14.3 percent, from the fourth quarter of 2010. The increase from both the first and fourth quarters of 2010 was due to customer initiated lease activity.

-more-

Loans and Leases

Average Loans and Leases	Table 3
				Percent Change
($ in thousands)	1Q 2011	4Q 2010	1Q 2010	1Q11 vs 4Q10		1Q11 vs 1Q10
Consumer real estate
First mortgage lien	$4,863,679	$4,924,399	$4,946,473	(1.2	) %	(1.7	) %
Junior lien	2,238,280	2,272,857	2,312,332	(1.5)		(3.2)
Total	7,101,959	7,197,256	7,258,805	(1.3)		(2.2)
Consumer other	21,757	23,283	30,406	(6.6)		(28.4)
Total consumer	7,123,716	7,220,539	7,289,211	(1.3)		(2.3)
Commercial	3,623,463	3,650,906	3,702,235	(.8)		(2.1)
Leasing and equipment finance	3,119,669	3,155,472	3,043,664	(1.1)		2.5
Inventory finance	872,785	803,157	553,095	8.7		57.8
Total	$14,739,633	$14,830,074	$14,588,205	(.6)		1.0

•                  Average consumer real estate loan balances decreased $156.8 million, or 2.2 percent, from the first quarter of 2010 and decreased $95.3 million, or 1.3 percent, from the fourth quarter of 2010.  Decreases from both periods reflect low consumer demand for financing.

•                  Variable-rate consumer real estate loans increased $396.2 million from March 31, 2010 and $44.7 million from December 31, 2010, while fixed-rate consumer real estate loans decreased $553 million from March 31, 2010 and $140 million from December 31, 2010. Variable-rate loans comprised 33.6 percent of total consumer real estate loans at March 31, 2011, up from 27.9 percent at March 31, 2010 and 33 percent at December 31, 2010.

•                  At March 31, 2011, 74.1 percent of the consumer real estate loan portfolio was secured by first liens.

•                  Average commercial loan balances in the first quarter of 2011 decreased $78.8 million, or 2.1 percent, from the first quarter of 2010 and decreased $27.4 million, or .8 percent, from the fourth quarter of 2010.  The decreases for both periods were primarily due to higher levels of repayments, partially offset by an increase in loan originations of $8.8 million, or 18 percent, and $6.5 million, or 12.6 percent, from the first and fourth quarters of 2010, respectively.

•                  Originations of leasing and equipment finance loans and leases for the quarter ended March 31, 2011 increased $43.4 million, or 16.2 percent, from the quarter ended March 31, 2010.  The backlog of approved transactions was $429.6 million at March 31, 2011, compared with $402.6 million at December 31, 2010 and $361.6 million at March 31, 2010.

-more-

•                  Average inventory finance loans in the first quarter of 2011 increased $319.7 million, or 57.8 percent, from the first quarter of 2010 and increased $69.6 million, or 8.7 percent, from the fourth quarter of 2010.  The increase from the first quarter of 2010 was primarily due to TCF’s entrance into the power sports industry in the third quarter of 2010.  The increase from the fourth quarter of 2010 was primarily due to seasonal growth in the lawn and garden programs. As of March 31, 2011, inventory finance loans totaled $1 billion.

Credit Quality

Credit Trends **Table 4**

(Percent)
Non-Accrual Loans and Leases
Net Charge-offs[1]
Over 60-day Delinquencies[2]
2.75
2.50
2.25
2.00
1.75
1.50
1.25
1.00
0.75
0.50
0.25
0.00
1.72%
1.88%
2.03%
2.08%
2.26%
2.48%
2.33%
2.16%
1.43%
1.52%
1.35%
1.22%
1.30%
1.58%
1.75%
1.51%
.72%
.81%
.69%
.82%
.87%
.78%
.79%
.69%
6/09
9/09
12/09
3/10
6/10
9/10
12/10
3/11

(1) Annualized.

(2) Excludes acquired portfolios.

•      Favorable trends in credit quality are highlighted by the fact that the first quarter of 2011 was the first time in two years that the level of non-accrual loans and leases, net charge-offs and over 60-day delinquencies all decreased over the prior quarter.

Credit Quality Summary of Performing and Underperforming Loans and Leases							Table 5

				60+ Days		Non-accrual
(In thousands)	Performing Loans and Leases			Delinquent and	Accruing	Loans and	Total Loans
March 31, 2011:	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	Leases	and Leases
Consumer real estate and other	$ 6,532,544	$ -	$ 6,532,544	$ 67,409	$ 341,989	$ 155,233	$ 7,097,175
Commercial	3,053,296	407,978	3,461,274	1,864	17,473	127,745	3,608,356
Leasing and equipment finance	3,001,249	34,443	3,035,692	9,640	-	34,634	3,079,966
Inventory finance	1,005,837	3,496	1,009,333	274	-	1,437	1,011,044
Total loans and leases	$ 13,592,926	$ 445,917	$ 14,038,843	$ 79,187	$ 359,462	$ 319,049	$ 14,796,541
Percent of total loans and leases	91.9%	3.0%	94.9%	.5%	2.4%	2.2%	100.0%

				60+ Days		Non-accrual
	Performing Loans and Leases			Delinquent and	Accruing	Loans and	Total Loans
December 31, 2010:	Non-classified	Classified(1)	Total	Accruing(2)	TDRs	Leases	and Leases
Consumer real estate and other	$ 6,613,610	$ -	$ 6,613,610	$ 76,711	$ 337,401	$ 167,547	$ 7,195,269
Commercial	3,091,911	354,185	3,446,096	9,021	48,838	142,248	3,646,203
Leasing and equipment finance	3,073,347	35,695	3,109,042	11,029	-	34,407	3,154,478
Inventory finance	785,245	5,710	790,955	344	-	1,055	792,354
Total loans and leases	$ 13,564,113	$ 395,590	$ 13,959,703	$ 97,105	$ 386,239	$ 345,257	$ 14,788,304
Percent of total loans and leases	91.7%	2.7%	94.4%	.7%	2.6%	2.3%	100.0%

(1) Excludes classified loans and leases that are 60+ days delinquent or accruing TDRs.
(2) Excludes accruing TDRs that are 60+ days delinquent.

•      For the quarter ended March 31, 2011, the combined balance of performing classified loans and leases, over 60-day delinquent and accruing loans and leases, accruing TDRs and non-accrual loans and leases decreased $20.6 million from the fourth quarter of 2010. This was primarily due to a decrease in inflows of new non-accrual loans and leases.

At March 31, 2011:

•      Performing classified commercial loans increased $53.8 million from December 31, 2010 as $34.9 million of loans were removed from accruing TDR status but remained classified in the quarter and $5.1 million of loans over 60 days delinquent became current but remained classified during the quarter. The remainder of the net increase was primarily in Michigan.

•                  Over 60-day delinquency rate was .69 percent, down from .82 percent at March 31, 2010 and down from .79 percent at December 31, 2010. The decrease from the first quarter of 2010 was primarily due to decreases in consumer and leasing and equipment finance delinquencies. The decrease from the fourth quarter of 2010 was primarily due to decreases in both commercial and consumer delinquencies.

•                  Non-accrual loans and leases increased $13.6 million, or 4.5 percent, from March 31, 2010 and decreased $26.2 million, or 7.6 percent, from December 31, 2010. The increase from the first quarter of 2010 was due primarily to increases in commercial loans placed on non-accrual status throughout 2010, partially offset by decreases in leasing and equipment finance loans placed on non-accrual status. The decrease from the fourth

-more-

quarter of 2010 was primarily due to a decrease in commercial loans placed on non-accrual status during the first quarter of 2011 and an increase in consumer real estate loans that returned to accrual status during the same period.

Allowance for Loan and Lease Losses

Allowance for Loan and Lease Losses							Table 6
							Percent Change
($ in thousands)	1Q 2011		4Q 2010		1Q 2010		1Q11 vs 4Q10	1Q11 vs 1Q10
Allowance for Loan and Lease Losses
Balance at beginning of period	$265,819		$253,120		$244,471		5.0%	8.7%
Charge-offs	(61,104)		(69,913)		(50,551)		(12.6)	20.9
Recoveries	5,292		4,966		6,019		6.6	(12.1)
Net charge-offs	(55,812)		(64,947)		(44,532)		(14.1)	25.3
Provision for credit losses	45,274		77,646		50,491		(41.7)	(10.3)
Other	27		-		-		N.M.	N.M.
Balance at end of period	$255,308		$265,819		$250,430		(4.0)	1.9

Net Charge-Offs as a Percentage of Average Loans and Leases(1)
Consumer real estate and other:
First mortgage lien	1.81%		1.88%		1.32%		(7) bps	49 bps
Junior lien	2.39		2.37		2.25		2	14
Total consumer real estate	1.99		2.04		1.61		(5)	38
Total consumer real estate and other	1.97		2.10		1.63		(13)	34
Commercial	1.96		2.04		.85		(8)	111
Leasing and equipment finance	.36		.99		.87		(63)	(51)
Inventory finance	.10		.28		.31		(18)	(21)
Total	1.51		1.75		1.22		(24)	29

Allowance as a percentage of period end loans and leases	1.73%		1.80%		1.70%
Ratio of allowance to net charge-offs(1)	1.1	X	1.0	X	1.4	X

N.M. = Not meaningful.
(1) Annualized.

At March 31, 2011:

•                  Allowance for loan and lease losses was $255.3 million, or 1.73 percent of loans and leases, compared with $250.4 million, or 1.70 percent, at March 31, 2010 and $265.8 million, or 1.80 percent, at December 31, 2010. The decrease in the allowance in the first quarter of 2011 was due to charge-offs of commercial loans that previously had specific reserves established.

For the quarter ended March 31, 2011:

•              Provision for credit losses was $45.3 million, down from $50.5 million in the first quarter of 2010 and down from $77.6 million recorded in the fourth quarter of 2010. The decrease from the first quarter of 2010 was primarily due to decreased charge-offs and reserves in the leasing and equipment finance portfolio, primarily in the small ticket and middle market segments, as the economic conditions continue to improve in these

-more-

areas. The decrease from the fourth quarter of 2010 was primarily due to decreased commercial real estate charge-offs, partially offset by increased commercial business charge-offs.

•                  Net loan and lease charge-offs were $55.8 million, or 1.51 percent, annualized, of average loans and leases, up from $44.5 million, or 1.22 percent, annualized, in the first quarter of 2010 and down from $64.9 million, or 1.75 percent, annualized, in the fourth quarter of 2010. The increase from the first quarter of 2010 was due primarily to increases in commercial loan charge-offs. The decrease from the fourth quarter of 2010 was due primarily to decreases in leasing and equipment finance charge-offs, primarily in the small ticket and middle market segments, as the economic conditions continue to improve in these areas.

Deposits

Average Deposits				Table 7
				Percent Change
($ in thousands)	1Q 2011	4Q 2010	1Q 2010	1Q11 vs 4Q10	1Q11 vs 1Q10

Checking	$4,501,931	$4,358,771	$4,406,807	3.3%	2.2%
Savings	5,444,381	5,412,094	5,363,268.6		1.5
Money market	673,503	643,801	668,581	4.6	.7
Subtotal	10,619,815	10,414,666	10,438,656	2.0	1.7
Certificates	1,092,537	1,040,348	1,127,149	5.0	(3.1)
Total deposits	$11,712,352	$11,455,014	$11,565,805	2.2	1.3

Average interest rate on deposits	.42%	.46%	.62%

•                  Total average deposits increased $257.3 million from the fourth quarter of 2010 primarily due to various targeted marketing campaigns as well as some seasonal increases in checking and savings accounts. Total average deposits increased $146.5 million from the first quarter of 2010 primarily due to increases in average balance per retail checking account and increases in number and average balance per retail savings account.

•                  The average interest cost of deposits in the first quarter of 2011 was .42 percent, down 20 basis points from the first quarter of 2010 and down 4 basis points from the fourth quarter of 2010.  Declines in the average interest cost of deposits were primarily due to pricing strategies on certain deposit products, mix changes and lower market interest rates.  The weighted average interest rate on deposits was .41 percent at March 31, 2011.

-more-

Non-interest Expense

Non-interest Expense					Table 8
				Percent Change
($ in thousands)	1Q 2011	4Q 2010	1Q 2010	1Q11 vs 4Q10	1Q11 vs 1Q10
Compensation and
employee benefits	$ 90,273	$ 87,371	$ 88,225	3.3%	2.3%
Occupancy and equipment	32,159	30,968	32,181	3.8	(.1)
FDIC insurance	7,195	7,398	5,481	(2.7)	31.3
Deposit account premiums	3,198	1,688	6,798	89.5	(53.0)
Advertising and marketing	3,160	3,154	2,820.2		12.1
Other	34,566	37,309	34,410	(7.4)	.5
Core operating expenses	170,551	167,888	169,915	1.6	.4
Foreclosed real estate and
repossessed assets, net	12,868	12,781	9,260.7		39.0
Operating lease depreciation	7,928	8,289	10,040	(4.4)	(21.0)
Other credit costs, net	2,548	1,542	2,587	65.2	(1.5)
Total non-interest expense	$ 193,895	$ 190,500	$ 191,802	1.8	1.1
N.M. = Not meaningful.

•                  Compensation and employee benefits expense in the first quarter of 2011 increased $2 million, or 2.3 percent from the first quarter of 2010, and $2.9 million, or 3.3 percent, from the fourth quarter of 2010. The increase from the first quarter of 2010 was primarily due to production related compensation and an increase in payroll tax rates. The increase over the fourth quarter was primarily due to higher seasonal payroll tax expenses.

•                  FDIC insurance increased $1.7 million, or 31.3 percent, from the first quarter of 2010. The increase over the first quarter of 2010 was primarily due to higher deposit insurance rates and deposit growth. The Dodd-Frank Act required changes to a number of components of the FDIC insurance assessment, which were implemented on April 1, 2011 by the FDIC. As a result of these changes, TCF’s FDIC insurance is expected to increase over 2010 by approximately $15 million beginning in the second quarter of 2011.

•                  Other non-interest expense increased $156 thousand, or .5 percent, from the first quarter of 2010, and decreased $2.7 million, or 7.4 percent, from the fourth quarter of 2010.  The decrease from the fourth quarter of 2010 was primarily attributable to the reduction of consulting fees related to the administration of the company’s Bank Secrecy Act program, partially offset by increased legal costs including costs associated with the constitutional challenge of the Durbin Amendment of the Dodd-Frank Act by TCF.

•                  Foreclosed real estate and repossessed asset expenses increased $3.6 million, or 39 percent, from the first quarter of 2010 and was relatively flat with the fourth quarter of 2010. The increase from the first quarter of

-more-

2010 was primarily due to an increase in the number of consumer real estate properties owned and the related expenses, continued valuation writedowns on both consumer and commercial real estate properties and increased property tax expenses.

Income Taxes

•                  Income tax expense was $18.4 million for the first quarter of 2011, or 37.5 percent of pre-tax income, compared with $20.8 million, or 37.8 percent of pre-tax income, for the first quarter of 2010 and $16 million, or 33.6 percent of pre-tax income, for the fourth quarter of 2010. The effective tax rate for the fourth quarter of 2010 included the effects of a year-to-date change in the annual effective income tax of $1.3 million, or 55 basis points. Excluding this change, the fourth quarter 2010 effective income tax rate would have been 37.7 percent.

-more-

Capital and Borrowing Capacity

Capital Information				Table 9
At period end
($ in thousands, except per-share data)	1Q 2011		4Q 2010
Total equity	$1,724,484		$1,480,163
Total equity to total assets	9.22%		8.02%
Book value per common share	$ 10.74		$ 10.30
Tangible realized common equity to tangible assets(1)	8.61%		7.37%

Risk-based capital
Tier 1	$1,732,554	12.41%	$1,475,525	10.59%
Total	2,040,714	14.62	1,808,412	12.98
Excess over stated “10% well-capitalized” requirement	644,539	4.62	415,502	2.98

Tier 1 common capital(2)	$1,601,014	11.47%	$1,352,025	9.71%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).
(2) Excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•                  In March of 2011, TCF completed a public offering of common stock which raised net proceeds of $219.7 million through the issuance of 15,081,968 common shares at $15.25 per share. As a result, TCF repaid its senior unsecured note at the holding company and has invested the remaining proceeds on a short-term basis in anticipation of calling its trust preferred securities upon the occurrence of a capital treatment event later in 2011.

•                  Total risk-based capital at March 31, 2011 of $2 billion, or 14.62 percent of risk-weighted assets, was $644.5 million in excess of the stated “10 percent well-capitalized” requirement.

•                  On April 18, 2011, the Board of Directors of TCF declared a regular quarterly cash dividend of five cents per common share payable on May 31, 2011 to stockholders of record at the close of business on April 29, 2011.

•                  On April 1, 2011, the FHLB Des Moines changed its pledged collateral guidelines for all member banks. The impact to TCF was a $172 million reduction of unused borrowing capacity at the FHLB Des Moines to $1.7 billion at April 1, 2011.

-more-

Website Information

A live webcast of TCF’s conference call to discuss first quarter earnings will be hosted at TCF’s website, ir.tcfbank.com, on April 21, 2011 at 10:00 a.m. CT.  Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $18.7 billion in total assets. TCF has 442 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

-more-

Forward-Looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

Adverse Economic or Business Conditions, Credit and Other Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; and foreign currency exchange risks.

Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in tier 1 capital called for by the Dodd-Frank Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; possible regulatory and other changes to the Federal Home Loan Bank System that may affect TCF’s borrowing capacity; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements, including the Dodd-Frank Act’s creation of a new Bureau of Consumer Financial Protection and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; reduction of interchange revenue from debit card transactions resulting from the so-called Durbin Amendment to the Dodd-Frank Act, which limits debit card interchange fees to amounts that will only allow issuers to recover incremental costs of authorization, clearance and settlement of debit card transactions, plus possibly some costs relating to fraud prevention; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); any material failure of TCF to comply with the terms of its consent order with the Office of the Comptroller of the Currency relating to TCF’s Bank Secrecy Act compliance, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from recently enacted Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

-more-

Other Risks Relating to Fee Income. Future effects on fee income following TCF’s implementation of regulatory requirements that prohibit financial institutions from charging overdraft fees on point-of-sale and ATM transactions unless customers opt-in, including customer opt-in preferences which may have an adverse impact on TCF’s fee revenue; and uncertainties relating to future retail deposit account changes such as charging a daily negative balance fee in lieu of per item overdraft fees or other significant changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

Competitive Conditions; Supermarket Branching Risk.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

Technological and Operational Matters.  Technological, computer-related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31,		Change
	2011	2010	$	%
Interest income:
Loans and leases	$214,673	$221,264	$(6,591)	(3.0)%
Securities available for sale	19,429	21,407	(1,978)	(9.2)
Investments and other	1,801	1,141	660	57.8
Total interest income	235,903	243,812	(7,909)	(3.2)
Interest expense:
Deposits	12,004	17,604	(5,600)	(31.8)
Borrowings	49,859	51,546	(1,687)	(3.3)
Total interest expense	61,863	69,150	(7,287)	(10.5)
Net interest income	174,040	174,662	(622)	(.4)
Provision for credit losses	45,274	50,491	(5,217)	(10.3)
Net interest income after provision for credit losses	128,766	124,171	4,595	3.7
Non-interest income:
Fees and service charges	53,513	66,172	(12,659)	(19.1)
Card revenue	26,584	27,072	(488)	(1.8)
ATM revenue	6,705	7,022	(317)	(4.5)
Subtotal	86,802	100,266	(13,464)	(13.4)
Leasing and equipment finance	26,750	20,352	6,398	31.4
Other	694	2,455	(1,761)	(71.7)
Fees and other revenue	114,246	123,073	(8,827)	(7.2)
Gains (losses) on securities, net	-	(430)	430	100.0
Total non-interest income	114,246	122,643	(8,397)	(6.8)
Non-interest expense:
Compensation and employee benefits	90,273	88,225	2,048	2.3
Occupancy and equipment	32,159	32,181	(22)	(.1)
FDIC insurance	7,195	5,481	1,714	31.3
Deposit account premiums	3,198	6,798	(3,600)	(53.0)
Advertising and marketing	3,160	2,820	340	12.1
Other	34,566	34,410	156.5
Subtotal	170,551	169,915	636.4
Foreclosed real estate and repossessed assets, net	12,868	9,260	3,608	39.0
Operating lease depreciation	7,928	10,040	(2,112)	(21.0)
Other credit costs, net	2,548	2,587	(39)	(1.5)
Total non-interest expense	193,895	191,802	2,093	1.1
Income before income tax expense	49,117	55,012	(5,895)	(10.7)
Income tax expense	18,442	20,790	(2,348)	(11.3)
Income after income tax expense	30,675	34,222	(3,547)	(10.4)
Income attributable to non-controlling interest	989	301	688	N.M.
Net income available to common stockholders	$29,686	$33,921	$(4,235)	(12.5)

Net income per common share:
Basic	$.20	$.26	$(.06)	(23.1)
Diluted	.20	.26	(.06)	(23.1)

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	144,395	132,343	12,052	9.1
Diluted	144,739	132,419	12,320	9.3

N.M. Not meaningful.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
	2011	2010	2010	2010	2010
ASSETS

Cash and due from banks	$702,811	$663,901	$533,020	5.9%	31.9%
Investments	166,381	179,768	154,625	(7.4)	7.6
Securities available for sale	2,172,017	1,931,174	1,899,825	12.5	14.3
Loans and leases:
Consumer real estate and other	7,097,175	7,195,269	7,295,765	(1.4)	(2.7)
Commercial	3,608,356	3,646,203	3,702,733	(1.0)	(2.5)
Leasing and equipment finance	3,079,966	3,154,478	3,007,504	(2.4)	2.4
Inventory finance	1,011,044	792,354	700,421	27.6	44.3
Total loans and leases	14,796,541	14,788,304	14,706,423.1		.6
Allowance for loan and lease losses	(255,308)	(265,819)	(250,430)	(4.0)	1.9
Net loans and leases	14,541,233	14,522,485	14,455,993.1		.6
Premises and equipment, net	443,057	443,768	444,719	(.2)	(.4)
Goodwill	152,599	152,599	152,599	-	-
Other assets	534,051	571,330	546,533	(6.5)	(2.3)
Total assets	$18,712,149	$18,465,025	$18,187,314	1.3	2.9

LIABILITIES AND EQUITY

Deposits:
Checking	$4,651,762	$4,530,064	$4,601,984	2.7	1.1
Savings	5,582,980	5,390,802	5,499,835	3.6	1.5
Money market	695,884	635,922	672,894	9.4	3.4
Subtotal	10,930,626	10,556,788	10,774,713	3.5	1.4
Certificates of deposit	1,113,058	1,028,327	1,107,660	8.2	.5
Total deposits	12,043,684	11,585,115	11,882,373	4.0	1.4
Short-term borrowings	12,898	126,790	17,590	(89.8)	(26.7)
Long-term borrowings	4,533,176	4,858,821	4,496,574	(6.7)	.8
Total borrowings	4,546,074	4,985,611	4,514,164	(8.8)	.7
Accrued expenses and other liabilities	397,907	414,136	397,160	(3.9)	.2
Total liabilities	16,987,665	16,984,862	16,793,697	N.M.	1.2
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; 0 shares issued	-	-	-	-	-
Common stock, par value $.01 per share, 280,000,000 shares authorized; 159,086,990, 142,965,012 and 142,560,181 shares issued	1,591	1,430	1,426	11.3	11.6
Additional paid-in capital	695,856	459,884	455,608	51.3	52.7
Retained earnings, subject to certain restrictions	1,087,576	1,064,978	973,513	2.1	11.7
Accumulated other comprehensive loss	(44,172)	(31,514)	(11,836)	40.2	N.M.
Treasury stock at cost, 45,504, 51,160 and 622,618 shares, and other	(32,907)	(23,115)	(36,891)	42.4	(10.8)
Total TCF Financial Corp. stockholders’ equity	1,707,944	1,471,663	1,381,820	16.1	23.6
Non-controlling interest in subsidiaries	16,540	8,500	11,797	94.6	40.2
Total equity	1,724,484	1,480,163	1,393,617	16.5	23.7
Total liabilities and equity	$18,712,149	$18,465,025	$18,187,314	1.3	2.9

N.M. Not meaningful.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2011	2010	2010	2010	2010	2010		2010
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$70,024	$73,848	$80,795	$85,581	$80,883	$(3,824)		$(10,859)
Junior lien	19,528	20,763	20,387	21,152	22,293	(1,235)		(2,765)
Total consumer real estate	89,552	94,611	101,182	106,733	103,176	(5,059)		(13,624)
Consumer other	78	39	61	131	105	39		(27)
Total consumer real estate and other	89,630	94,650	101,243	106,864	103,281	(5,020)		(13,651)
Commercial	1,864	9,021	1,260	7,872	-	(7,157)		1,864
Leasing and equipment finance	5,274	5,054	4,346	5,817	9,869	220		(4,595)
Inventory finance	240	318	255	178	674	(78)		(434)
Subtotal	97,008	109,043	107,104	120,731	113,824	(12,035)		(16,816)
Acquired portfolios	4,399	6,000	5,618	8,078	9,185	(1,601)		(4,786)
Total delinquencies	$101,407	$115,043	$112,722	$128,809	$123,009	$(13,636)		$(21,602)

Delinquency Data - % of Portfolio
60 days or more:
Consumer real estate
First mortgage lien	1.48%	1.55%	1.68%	1.78%	1.68%	(7)	bps	(20)	bps
Junior lien	.89	.93	.90	.93	.98	(4)		(9)
Total consumer real estate	1.30	1.35	1.43	1.51	1.45	(5)		(15)
Consumer other	.22	.10	.14	.27	.22	12		-
Total consumer real estate and other	1.29	1.35	1.42	1.50	1.44	(6)		(15)
Commercial	.05	.26	.04	.22	-	(21)		5
Leasing and equipment finance	.20	.19	.17	.23	.39	1		(19)
Inventory finance	.03	.05	.04	.03	.10	(2)		(7)
Subtotal	.69	.79	.78	.87	.82	(10)		(13)
Acquired portfolios	.89	1.00	.79	1.92	2.03	(11)		(114)
Total delinquencies	.70	.80	.78	.90	.85	(10)		(15)

(1) Excludes non-accrual loans and leases.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2011	2010	2010	2010	2010	2010		2010
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$133,865	$140,871	$140,315	$127,966	$125,997	$(7,006)		$7,868
Junior lien	21,325	26,626	26,225	23,065	21,874	(5,301)		(549)
Total consumer real estate	155,190	167,497	166,540	151,031	147,871	(12,307)		7,319
Consumer other	43	50	57	73	177	(7)		(134)
Total consumer real estate and other	155,233	167,547	166,597	151,104	148,048	(12,314)		7,185
Commercial	127,745	142,248	161,889	129,266	102,368	(14,503)		25,377
Leasing and equipment finance	34,634	34,407	40,455	48,777	54,099	227		(19,465)
Inventory finance	1,437	1,055	871	1,035	886	382		551
Total non-accrual loans and leases	$319,049	$345,257	$369,812	$330,182	$305,401	$(26,208)		$13,648

Non-accrual loans and leases - rollforward
Balance, beginning of period	$345,257	$369,812	$330,182	$305,401	$296,275	$(24,555)		$48,982
Additions	80,596	92,180	143,929	125,270	84,212	(11,584)		(3,616)
Charge-offs	(37,417)	(43,092)	(36,371)	(28,042)	(23,510)	5,675		(13,907)
Transfers to other assets	(33,541)	(41,659)	(39,072)	(36,820)	(29,601)	8,118		(3,940)
Return to accrual status	(24,634)	(17,989)	(15,785)	(12,593)	(11,111)	(6,645)		(13,523)
Payments received	(12,881)	(15,036)	(15,653)	(17,012)	(13,036)	2,155		155
Other, net	1,669	1,041	2,582	(6,022)	2,172	628		(503)
Balance, end of period	$319,049	$345,257	$369,812	$330,182	$305,401	$(26,208)		$13,648

Charge-offs and allowance recorded on non-accrual loans and leases as a percentage of contractual balance
Consumer real estate	24.5%	22.0%	20.7%	21.8%	20.5%	250	bps	400	bps
Commercial	40.5	43.1	28.1	26.8	28.6	(260)		1,190
Leasing and equipment finance	23.6	24.3	28.6	32.0	28.7	(70)		(510)
Inventory finance	7.1	17.5	19.5	19.6	2.9	(1,040)		420
Total	31.4	31.6	24.7	25.0	24.6	(20)		680

Other Real Estate Owned
Other real estate owned:
Consumer real estate	$97,976	$90,115	$88,303	$81,895	$65,301	$7,861		$32,675
Commercial real estate	44,178	50,950	47,841	36,036	36,135	(6,772)		8,043
Total other real estate owned	$142,154	$141,065	$136,144	$117,931	$101,436	$1,089		$40,718

Ending number of properties owned
Consumer real estate	809	813	740	657	569	(4)		240
Commercial real estate	29	31	33	41	39	(2)		(10)
Total	838	844	773	698	608	(6)		230

Other real estate owned - rollforward
Balance, beginning of period	$141,065	$136,144	$117,931	$101,436	$105,768	$4,921		$35,297
Transferred in	35,480	44,513	41,121	37,253	28,209	(9,033)		7,271
Sales	(31,328)	(34,666)	(18,674)	(20,464)	(25,171)	3,338		(6,157)
Writedowns	(6,266)	(6,220)	(3,394)	(2,998)	(4,068)	(46)		(2,198)
Other, net	3,203	1,294	(840)	2,704	(3,302)	1,909		6,505
Balance, end of period	$142,154	$141,065	$136,144	$117,931	$101,436	$1,089		$40,718

Charge-offs and writedowns recorded on other real estate owned as a percentage of contractual loan balance prior to non-performing status
Consumer	32.2%	33.0%	30.9%	27.3%	29.9%	(80)	bps	230	bps
Commercial	24.5	26.6	30.9	34.6	34.2	(210)		(970)
Total	30.0	30.8	30.9	29.7	31.5	(80)		(150)

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At March 31, 2011		At December 31, 2010		At March 31, 2010		Change from
							Dec. 31,		Mar. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2010		2010
Consumer real estate	$174,097	2.47%	$172,850	2.42%	$170,932	2.36%	5	bps	11	bps
Consumer other	1,476	4.20	1,653	4.22	2,556	5.25	(2)		(105)
Total consumer real estate and other	175,573	2.47	174,503	2.43	173,488	2.38	4		9
Commercial	50,119	1.39	62,478	1.71	41,420	1.12	(32)		27
Leasing and equipment finance	26,272.85		26,301.83		32,993	1.10	2		(25)
Inventory finance	3,344.33		2,537.32		2,529.36		1		(3)
Total	$255,308	1.73	$265,819	1.80	$250,430	1.70	(7)		3

Credit Loss Reserves

	At March 31, 2011		At December 31, 2010		At March 31, 2010		Change from
							Dec. 31,		Mar. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2010		2010
Allowance for loan and lease losses	$255,308	1.73%	$265,819	1.80%	$250,430	1.70%	(7	) bps	3	bps
Reserves for unfunded commitments	2,298	N.M.	2,353	N.M.	3,770	N.M.	N.M.		N.M.
Total	$257,606	1.74	$268,172	1.81	$254,200	1.73	(7)		1

Net Charge-Offs (Recoveries)

						Change from
	Quarter Ended					Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010	2010	2010	2010	2010
Consumer real estate
First mortgage lien	$21,950	$23,206	$20,119	$16,775	$16,266	$(1,256)	$5,684
Junior lien	13,353	13,450	14,374	12,672	12,996	(97)	357
Total consumer real estate	35,303	36,656	34,493	29,447	29,262	(1,353)	6,041
Consumer other	(266)	1,316	1,737	1,622	365	(1,582)	(631)
Total consumer real estate and other	35,037	37,972	36,230	31,069	29,627	(2,935)	5,410
Commercial	17,778	18,596	12,826	9,143	7,837	(818)	9,941
Leasing and equipment finance	2,789	7,814	8,674	7,514	6,643	(5,025)	(3,854)
Inventory finance	208	565	80	74	425	(357)	(217)
Total	$55,812	$64,947	$57,810	$47,800	$44,532	$(9,135)	$11,280

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2011	2010	2010	2010	2010	2010		2010
Consumer real estate
First mortgage lien	1.81%	1.88%	1.63%	1.36%	1.32%	(7)	bps	49	bps
Junior lien	2.39	2.37	2.50	2.20	2.25	2		14
Total consumer real estate	1.99	2.04	1.91	1.63	1.61	(5)		38
Total consumer real estate and other	1.97	2.10	2.00	1.71	1.63	(13)		34
Commercial	1.96	2.04	1.40	.98	.85	(8)		111
Leasing and equipment finance	.36	.99	1.16	.99	.87	(63)		(51)
Inventory finance	.10	.28	.05	.04	.31	(18)		(21)
Total	1.51	1.75	1.58	1.30	1.22	(24)		29

(1) Annualized.
N.M. Not meaningful.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2011			2010
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS:
Investments and other	$578,064	$1,801	1.26%	$279,995	$1,141	1.64%
U.S. Government sponsored entities:
Mortgage-backed securities	1,961,234	19,411	3.96	1,885,076	21,401	4.54
U.S. Treasury Bills	47,269	13.11		-	-	-
Other securities	387	5	5.21	477	6	5.08
Total securities available for sale(2)	2,008,890	19,429	3.87	1,885,553	21,407	4.54
Loans and leases:
Consumer real estate:
Fixed-rate	4,734,618	71,806	6.15	5,287,660	81,496	6.25
Variable-rate	2,367,341	30,280	5.19	1,971,145	27,335	5.62
Consumer - other	21,757	476	8.87	30,406	635	8.47
Total consumer real estate and other	7,123,716	102,562	5.84	7,289,211	109,466	6.09
Commercial:
Fixed- and adjustable-rate	2,912,593	42,042	5.85	2,946,991	44,029	6.06
Variable-rate	710,870	7,657	4.37	755,244	7,866	4.22
Total commercial	3,623,463	49,699	5.56	3,702,235	51,895	5.68
Leasing and equipment finance	3,119,669	47,557	6.10	3,043,664	50,025	6.57
Inventory finance	872,785	15,325	7.12	553,095	10,138	7.33
Total loans and leases	14,739,633	215,143	5.90	14,588,205	221,524	6.13
Total interest-earning assets	17,326,587	236,373	5.51	16,753,753	244,072	5.88
Other assets	1,154,440			1,234,797
Total assets	$18,481,027			$17,988,550

LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,457,723			$1,462,962
Small business	668,316			597,249
Commercial and custodial	291,513			278,827
Total non-interest bearing deposits	2,417,552			2,339,038
Interest-bearing deposits:
Checking	2,104,433	1,356.26		2,085,175	1,806.35
Savings	5,424,327	7,497.56		5,345,862	11,531.87
Money market	673,503	908.55		668,581	1,250.76
Subtotal	8,202,263	9,761.48		8,099,618	14,587.73
Certificates of deposit	1,092,537	2,244.83		1,127,149	3,017	1.08
Total interest-bearing deposits	9,294,800	12,005.52		9,226,767	17,604.77
Total deposits	11,712,352	12,005.42		11,565,805	17,604.62
Borrowings:
Short-term borrowings	83,038	92.45		197,319	102.21
Long-term borrowings	4,702,729	49,766	4.28	4,500,285	51,444	4.63
Total borrowings	4,785,767	49,858	4.22	4,697,604	51,546	4.44
Total interest-bearing liabilities	14,080,567	61,863	1.78	13,924,371	69,150	2.01
Total deposits and borrowings	16,498,119	61,863	1.52	16,263,409	69,150	1.72
Other liabilities	460,434			448,233
Total liabilities	16,958,553			16,711,642
Total TCF Financial Corp. stockholders’ equity	1,514,579			1,270,057
Non-controlling interest in subsidiaries	7,895			6,851
Total equity	1,522,474			1,276,908
Total liabilities and equity	$18,481,027			$17,988,550
Net interest income and margin		$174,510	4.06%		$174,922	4.21%

(1)  Annualized.

(2)  Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
Interest income:
Loans and leases	$214,673	$220,772	$219,974	$221,913	$221,264
Securities available for sale	19,429	18,072	19,901	21,065	21,407
Investments and other	1,801	1,900	1,232	1,236	1,141
Total interest income	235,903	240,744	241,107	244,214	243,812
Interest expense:
Deposits	12,004	13,370	13,974	16,281	17,604
Borrowings	49,859	53,088	53,378	51,434	51,546
Total interest expense	61,863	66,458	67,352	67,715	69,150
Net interest income	174,040	174,286	173,755	176,499	174,662
Provision for credit losses	45,274	77,646	59,287	49,013	50,491
Net interest income after provision for credit losses	128,766	96,640	114,468	127,486	124,171
Non-interest income:
Fees and service charges	53,513	61,480	67,684	77,845	66,172
Card revenue	26,584	27,625	27,779	28,591	27,072
ATM revenue	6,705	6,985	7,985	7,844	7,022
Subtotal	86,802	96,090	103,448	114,280	100,266
Leasing and equipment finance	26,750	23,402	24,912	20,528	20,352
Other	694	817	1,077	1,235	2,455
Fees and other revenue	114,246	120,309	129,437	136,043	123,073
Gains (losses) on securities, net	-	21,185	8,505	(137)	(430)
Total non-interest income	114,246	141,494	137,942	135,906	122,643
Non-interest expense:
Compensation and employee benefits	90,273	87,371	90,282	86,983	88,225
Occupancy and equipment	32,159	30,968	32,091	31,311	32,181
FDIC insurance	7,195	7,398	5,486	5,219	5,481
Deposit account premiums	3,198	1,688	3,340	5,478	6,798
Advertising and marketing	3,160	3,154	3,354	3,734	2,820
Other	34,566	37,309	39,481	35,053	34,410
Subtotal	170,551	167,888	174,034	167,778	169,915
Foreclosed real estate and repossessed assets, net	12,868	12,781	9,588	8,756	9,260
Operating lease depreciation	7,928	8,289	8,965	9,812	10,040
Other credit costs, net	2,548	1,542	(834)	2,723	2,587
Total non-interest expense	193,895	190,500	191,753	189,069	191,802
Income before income tax expense	49,117	47,634	60,657	74,323	55,012
Income tax expense	18,442	16,011	22,852	28,112	20,790
Income after income tax expense	30,675	31,623	37,805	46,211	34,222
Income attributable to non-controlling interest	989	898	912	1,186	301
Net income available to common stockholders	$29,686	$30,725	$36,893	$45,025	$33,921

Net income per common share:
Basic	$.20	$.22	$.26	$.32	$.26
Diluted	.20	.22	.26	.32	.26

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Ratios: (1)

Return on average assets	.66%	.68%	.84%	1.02%	.76%
Return on average common equity	7.84	8.25	9.95	12.71	10.68
Net interest margin	4.06	4.05	4.14	4.19	4.21

(1) Annualized.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
ASSETS

Cash and due from banks	$677,695	$506,244	$420,674	$458,598	$388,969
Investments	172,309	176,795	162,034	158,956	160,630
U.S. Government sponsored entities:
Mortgage-backed securities	1,979,648	1,907,958	1,767,410	1,860,233	1,885,076
U.S. Treasury Bills	47,269	199,330	69,705	14,167	-
Other securities	2,578	2,945	3,473	4,358	5,105
Total securities available for sale	2,029,495	2,110,233	1,840,588	1,878,758	1,890,181
Loans and leases:
Consumer real estate:
Fixed-rate	4,734,618	4,874,633	5,019,925	5,152,954	5,287,660
Variable-rate	2,367,341	2,322,623	2,213,091	2,081,247	1,971,145
Consumer - other	21,757	23,283	25,130	27,584	30,406
Total consumer real estate and other	7,123,716	7,220,539	7,258,146	7,261,785	7,289,211
Commercial:
Fixed- and adjustable-rate	2,912,593	2,947,137	2,955,954	2,976,721	2,946,991
Variable-rate	710,870	703,769	717,894	745,094	755,244
Total commercial	3,623,463	3,650,906	3,673,848	3,721,815	3,702,235
Leasing and equipment finance	3,119,669	3,155,472	3,002,714	3,021,532	3,043,664
Inventory finance	872,785	803,157	655,485	692,816	553,095
Total loans and leases	14,739,633	14,830,074	14,590,193	14,697,948	14,588,205
Allowance for loan and lease losses	(263,014)	(251,904)	(251,603)	(249,553)	(245,154)
Net loans and leases	14,476,619	14,578,170	14,338,590	14,448,395	14,343,051
Premises and equipment, net	445,093	446,527	447,364	444,652	447,765
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	527,217	638,987	672,573	592,381	605,355
Total assets	$18,481,027	$18,609,555	$18,034,422	$18,134,339	$17,988,550

LIABILITIES AND EQUITY

Non-interest-bearing deposits:
Retail	$1,457,723	$1,366,190	$1,408,984	$1,480,896	$1,462,962
Small business	668,316	676,670	659,165	631,495	597,249
Commercial and custodial	291,513	291,295	279,475	289,384	278,827
Total non-interest bearing deposits	2,417,552	2,334,155	2,347,624	2,401,775	2,339,038
Interest-bearing deposits:
Checking	2,104,433	2,044,060	2,014,550	2,145,260	2,085,175
Savings	5,424,327	5,392,650	5,426,481	5,477,044	5,345,862
Money market	673,503	643,801	654,030	660,654	668,581
Subtotal	8,202,263	8,080,511	8,095,061	8,282,958	8,099,618
Certificates of deposit	1,092,537	1,040,348	1,006,685	1,044,008	1,127,149
Total interest-bearing deposits	9,294,800	9,120,859	9,101,746	9,326,966	9,226,767
Total deposits	11,712,352	11,455,014	11,449,370	11,728,741	11,565,805
Borrowings:
Short-term borrowings	83,038	235,219	40,646	26,665	197,319
Long-term borrowings	4,702,729	4,746,823	4,587,964	4,485,283	4,500,285
Total borrowings	4,785,767	4,982,042	4,628,610	4,511,948	4,697,604
Accrued expenses and other liabilities	460,434	674,827	463,492	464,276	448,233
Total liabilities	16,958,553	17,111,883	16,541,472	16,704,965	16,711,642
Equity:
Preferred stock	-	-	-	-	-
Common stock	1,463	1,428	1,426	1,425	1,353
Additional paid-in capital	503,852	456,760	451,570	451,942	360,517
Retained earnings, subject to certain restrictions	1,073,924	1,052,092	1,025,631	990,018	957,596
Accumulated other comprehensive income (loss)	(41,699)	3,089	28,861	3,854	(6,224)
Treasury stock at cost and other	(22,961)	(23,027)	(23,923)	(30,219)	(43,185)
Total TCF Financial Corp. stockholders equity	1,514,579	1,490,342	1,483,565	1,417,020	1,270,057
Non-controlling interest in subsidiaries	7,895	7,330	9,385	12,354	6,851
Total equity	1,522,474	1,497,672	1,492,950	1,429,374	1,276,908
Total liabilities and equity	$18,481,027	$18,609,555	$18,034,422	$18,134,339	$17,988,550

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010

ASSETS

Investments and other	1.26%	1.86%	1.59%	1.40%	1.64%
U.S. Government sponsored entities:
Mortgage-backed securities	3.96	4.16	4.43	4.53	4.54
U.S. Treasury Bills	.11	.13	.13	.21	-
Other securities	.78	.54	.57	.46	.47
Total securities available for sale	3.86	3.74	4.26	4.48	4.54
Loans and leases:
Consumer real estate:
Fixed-rate	6.15	6.10	6.16	6.16	6.25
Variable-rate	5.19	5.25	5.36	5.49	5.62
Consumer - other	8.87	9.15	8.92	8.23	8.47
Total consumer real estate and other	5.84	5.84	5.93	5.98	6.09
Commercial:
Fixed- and adjustable-rate	5.85	5.90	5.89	5.97	6.06
Variable-rate	4.37	4.16	4.17	4.21	4.22
Total commercial	5.56	5.57	5.55	5.61	5.68
Leasing and equipment finance	6.10	6.24	6.41	6.52	6.57
Inventory finance	7.12	7.19	7.57	7.34	7.33
Total loans and leases	5.90	5.93	6.01	6.06	6.13

Total interest-earning assets	5.51	5.59	5.73	5.79	5.88

LIABILITIES

Interest-bearing deposits:
Checking	.26	.29	.29	.32	.35
Savings	.56	.63	.66	.79	.87
Money market	.55	.64	.65	.71	.76
Subtotal	.48	.55	.57	.66	.73
Certificates of deposit	.83	.86	.93	.99	1.08
Total interest-bearing deposits	.52	.58	.61	.70	.77
Total deposits	.42	.46	.48	.56	.62
Borrowings:
Short-term borrowings	.45	.35	.82	1.19	.21
Long-term borrowings	4.28	4.42	4.61	4.59	4.63
Total borrowings	4.22	4.23	4.58	4.57	4.44

Total interest-bearing liabilities	1.78	1.87	1.95	1.96	2.01

Net interest margin	4.06%	4.05%	4.14%	4.19%	4.21%

(1) Annualized.

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Mar. 31,	At Dec. 31,
	2011	2010
Computation of total equity to total assets:
Total equity	$1,724,484	$1,480,163
Total assets	$18,712,149	$18,465,025
Total equity to total assets	9.22%	8.02%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,724,484	$1,480,163
Less: Non-controlling interest in subsidiaries	16,540	8,500
Total TCF Financial Corp. stockholders’ equity	1,707,944	1,471,663
Less:
Goodwill	152,599	152,599
Other intangibles	1,189	1,232
Add:
Accumulated other comprehensive loss	44,172	31,514
Tangible realized common equity	$1,598,328	$1,349,346

Total assets	$18,712,149	$18,465,025
Less:
Goodwill	152,599	152,599
Other intangibles	1,189	1,232
Tangible assets	$18,558,361	$18,311,194

Tangible realized common equity to tangible assets	8.61%	7.37%

	At Mar. 31,	At Dec. 31,
	2011	2010
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,732,554	$1,475,525
Total risk-weighted assets	$13,961,754	$13,929,097
Total tier 1 risk-based capital ratio	12.41%	10.59%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,732,554	$1,475,525
Less:
Qualifying trust preferred securities	115,000	115,000
Qualifying non-controlling interest in subsidiaries	16,540	8,500
Total tier 1 common capital	$1,601,014	$1,352,025

Total tier 1 common capital ratio	11.47%	9.71%

(1) In contrast to GAAP-basis and regulatory capital-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss) and the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews these ratios as ongoing measures and has included this information because of current interest in the industry. The methodology for calculating these ratios may vary between companies.

###